UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2022

Pinterest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38872	26-3607129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 762-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	PINS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On June 22, 2022, the Board of Directors (the “Board”) of Pinterest, Inc. (the “Company”) appointed William Ready as the Chief Executive Officer of the Company, to succeed Benjamin Silbermann, the Company’s Chief Executive Officer and President, effective as of June 29, 2022 (the date he commences his employment, the “Effective Date”).

On June 22, 2022, the Board also increased the size of the Board from nine to ten directors, and appointed William Ready as a Class III director, effective as of the Effective Date. Mr. Ready will serve as a Class III director with a term expiring at the Company’s annual meeting of stockholders to be held in 2025 and until his successor is duly elected and qualified, or his earlier death, resignation or removal.

William Ready, age 42, was the president of commerce, payments & next billion users at Google from January 2020 until June 2022. Prior to joining Google, Mr. Ready was PayPal’s executive vice president and chief operating officer from October 2016 through July 2019, and continued as executive vice president through December 2019 during the transition until he departed PayPal. Prior to that, he was PayPal’s senior vice president, global head, product & engineering from July 2015 to September 2016 and he continued to lead Braintree operations while in various roles at PayPal following PayPal’s acquisition of Braintree in December 2013. From October 2011 to December 2013, he was the chief executive officer of Braintree, a mobile and web payment systems company acquired by PayPal. Prior to Braintree, Mr. Ready was executive in residence at Accel Partners, a leading Silicon Valley venture capital and growth equity firm. Mr. Ready also served as president of iPay Technologies from 2008 to 2011. He also worked as a strategy consultant for McKinsey & Company, where he advised leading financial technology companies. Mr. Ready is currently a senior advisor and limited partner of Silversmith Capital Partners and a director of Williams-Sonoma and ADP.

The Company and Mr. Ready entered into an employment offer letter in connection with his appointment as Chief Executive Officer and director (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Ready is eligible for the following compensation, (i) an annual base salary of $400,000 and (ii) a stock option award to purchase 8,553,172 shares of the Company’s Class A common stock (the “Option Award”) to be granted in connection with his appointment. The Option Award will have an exercise price equal to the closing price of the Company’s Class A common stock on the date of grant and will vest and become exercisable on quarterly basis over a four-year period, subject to Mr. Ready providing continued services to the Company as the Chief Executive Officer on each applicable vesting date.

In addition, provided that Mr. Ready purchases shares of the Company’s Class A common stock on the open market with an aggregate value of $5 million (the “Investment Shares”) within 60 days following commencement of his employment (or such other period as mutually agreed with the Company) (the “Purchase Period”), Mr. Ready will be granted restricted shares of the Company’s Class A common stock having a target value of $20 million, with the actual number of shares to be determined by dividing the target value by the average closing price of the Company’s Class A Common Stock over the 30 trading days ending on the last day of the Purchase Period (the “RSA Award”). The RSA Award will vest on a quarterly basis over the four-year period following Mr. Ready’s commencement of employment, subject to Mr. Ready providing continued services to the Company as the Chief Executive Officer and continuing to hold the Investment Shares on each applicable vesting date.

The Company and Mr. Ready also entered into an Executive Severance and Change in Control Agreement on June 23, 2022, in connection with his appointment as Chief Executive Officer (the “Executive Severance Agreement”). Pursuant to the terms of the Executive Severance Agreement, if Mr. Ready is terminated by the Company without “cause” or he resigns for “good reason” (each as defined the Executive Severance Agreement), Mr. Ready will be entitled to the following severance and benefits: (i) a cash payment in an amount equal to (x) 24 months of his base salary reduced by (y) one month for each full month that he has been employed by the Company at the time of such termination, up to a maximum reduction of 12 months (such number of months, the “Severance Period”), less applicable tax withholdings, (ii) a cash payment equal to the cost of Company-paid health insurance continuation coverage during the Severance Period, less applicable tax withholdings, and (iii) Mr.Ready’s outstanding equity awards will vest and become exercisable as of the termination date, as applicable, as if he had remained in service for the duration of the Severance Period. To the extent that any such termination of service occurs within 90 days prior to, or 12 months following a change in control of the Company, all of Mr. Ready’s outstanding equity awards will become fully vested and exercisable, as applicable. The foregoing severance payments and benefits are subject to Mr. Ready’s execution of a general release of claims against the Company and his compliance with certain restrictive covenants. In addition, these payments and benefits are subject to a “best net after-tax” provision in the event that the benefits would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the U.S. Internal Revenue Code.

The Company also intends to enter into its standard form of indemnification agreement with Mr. Ready, which was previously filed by the Company as Exhibit 10.1 to the Company’s Form S-1/A filed on April 8, 2019.

There are no family relationships between Mr. Ready and any Company director or executive officer, and no arrangements or understandings between Mr. Ready and any other person pursuant to which he was selected as an officer or director. Mr. Ready is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Offer Letter and Executive Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto, and the Executive Severance Agreement, a copy of which is attached as Exhibit 10.2, both of which are incorporated herein by reference.

Executive Chair

In connection with the leadership transition, Benjamin Silbermann entered into a letter agreement with the Company on June 22, 2022, pursuant to which he will step down from the role of Chief Executive Officer and President and assume an executive role as Executive Chairman, effective as of the Effective Date (the “Transition Letter”). Mr. Silbermann will also continue to serve in his capacity as a Class III director with a term expiring at the Company’s annual meeting of stockholders to be held in 2025 and until his successor is duly elected and qualified, or his earlier death, resignation or removal and as Chairman of the Board. No changes were made to Mr. Silbermann’s compensation or benefits in connection with the foregoing transition, and Mr. Silbermann’s equity awards will continue to vest in accordance with their terms.

The foregoing description of the Transition Letter does not purport to be complete and is qualified in its entirety by reference to the full text Transition Letter, which is attached as Exhibit 10.3 hereto, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 28, 2022, the Company issued a press release announcing the leadership transition. A copy of the press release is attached to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated June 22, 2022, between Pinterest, Inc. and William Ready.

10.2	Executive Severance and Change in Control Agreement, dated June 23, 2022 between Pinterest, Inc. and William Ready.

10.3	Transition Letter, dated June 22, 2022 between Pinterest, Inc. and Ben Silbermann.

99.1	Press Release issued by Pinterest, Inc., dated June 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINTEREST, INC.

Date: June 28, 2022	By:	/s/ Christine Flores
Christine Flores
General Counsel and Corporate Secretary